Crescent Biopharma Reports Third Quarter 2025 Financial Results
and Recent Business Highlights
IND Submission for CR-001, a PD-1 x VEGF Bispecific Antibody, on Track for Fourth Quarter of 2025 to Support Initiation of Global Phase 1 Trial in Patients with Solid Tumors
Advancing ADCs in the Pipeline, with IND Submission for CR-002 on Track for Mid-2026
Waltham, Mass., November 6, 2025 – Crescent Biopharma, Inc. (“Crescent” or the “Company”) (Nasdaq: CBIO), a biotechnology company dedicated to rapidly advancing the next wave of therapies for cancer patients, today announced financial results for the third quarter ended September 30, 2025, and recent business highlights.

“We have made exciting progress during 2025 advancing our pipeline of next generation therapeutics for solid tumors toward the clinic,” said Joshua Brumm, chief executive officer of Crescent. “For CR-001, our PD-1 x VEGF bispecific antibody, we are presenting preclinical data at SITC demonstrating cooperative pharmacology and in vivo anti-tumor activity. We are thrilled with the engagement from clinicians who share our enthusiasm for CR-001 and plan to commence our global Phase 1 trial in patients with solid tumors in the first quarter of 2026 with initial data anticipated later next year. In addition, we continue to progress our ADC programs and expect to submit an IND for CR-002 in mid-2026. We remain focused on executing across the business with the goal of delivering the next wave of transformative therapies for people living with cancer.”

Recent Business Highlights & Upcoming Milestones
CR-001, a PD-1 x VEGF bispecific antibody
•CR-001 is a tetravalent bispecific antibody being developed for the treatment of solid tumors that combines two complementary, validated mechanisms in oncology via a blockade of PD-1 and VEGF. It was designed to replicate the cooperative pharmacology of ivonescimab, which demonstrated superior efficacy compared to the current market leader, pembrolizumab, in a large, third-party Phase 3 trial in non-small cell lung cancer.1

•Preclinical data from CR-001 will be featured in a poster presentation on November 7, 2025, at the Society for Immunotherapy of Cancer’s (SITC) 40th Annual Meeting in National Harbor, Maryland. CR-001 demonstrated cooperative pharmacology with increased binding to PD-1 in the presence of VEGF, augmenting the PD-1/PD-L1 signaling blockade and enhancing T-cell activation in vitro. This cooperativity was consistent with preclinical evaluation of ivonescimab.2 CR-001 also showed potent anti-tumor activity in a xenograft mouse model and was well-tolerated in non-human primates after a single intravenous dose with robust PD-1 receptor occupancy. The poster will be available on the day of the presentation in the Presentations & Publications section of Crescent’s website.

•Crescent remains on track to submit an Investigational New Drug (IND) application to the U.S. Food and Drug Administration for CR-001 in the fourth quarter of 2025 and expects to report proof-of-concept clinical data from a global Phase 1 trial in patients with solid tumors in the second half of 2026.

CR-002 and CR-003, novel antibody-drug conjugates (ADCs)
•CR-002 and CR-003 are novel ADCs with topoisomerase inhibitor payloads that are being developed as single agents and in combination with CR-001. Crescent expects to submit an IND application for CR-002 in mid-2026.
Third Quarter 2025 Financial Results
Cash position: Cash was $133.3 million as of September 30, 2025, which is anticipated to fund operations through 2027.
Research and development (R&D) expenses: R&D expenses were $20.3 million for the three months ended September 30, 2025.
General and administrative (G&A) expenses: G&A expenses were $5.5 million for the three months ended September 30, 2025.
Net loss: Net loss was $24.6 million, or $1.27 per basic and diluted share, for the three months ended September 30, 2025.
Shares outstanding: As of September 30, 2025, Crescent had approximately 19.6 million shares of the Company’s ordinary shares and ordinary share equivalents issued and outstanding, including ordinary shares underlying pre-funded warrants and non-voting convertible preferred stock.
About Crescent Biopharma
Crescent Biopharma’s vision is to build a world leading oncology company bringing the next wave of therapies for cancer patients. The Company’s pipeline includes its lead program, a PD-1 x VEGF bispecific antibody, as well as novel antibody-drug conjugates (ADCs). By leveraging multiple modalities and established targets, Crescent aims to rapidly advance potentially transformative therapies either as single agents or as part of combination regimens to treat a range of solid tumors. For more information, visit www.crescentbiopharma.com and follow the Company on LinkedIn and X.

Forward-Looking Statements
Certain statements in this press release, other than purely historical information, may constitute "forward-looking statements" within the meaning of the federal securities laws, including for purposes of the "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Crescent’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, the expected benefits or opportunities with respect to CR-001, CR-002 and CR-003, including the expected timelines of regulatory filings, initial clinical data for CR-001 and CR-002, the potential for CR-001 to replicate the cooperative pharmacology of ivonescimab in clinical trials, the potential for CR-001 to replicate preclinical demonstration of cooperative pharmacology and in vivo anti-tumor activity in clinical trials, the proposed Phase 1 trial design for CR-001, the potential for CR-002 and CR-003 to act as single agents and in combination with CR-001, and Crescent’s anticipated cash runway. The words "opportunity," "potential," "milestones," "pipeline," "can," "goal," "strategy," "target," "anticipate," "achieve," "believe," "contemplate," "continue," "could," "estimate," "expect," "intends," "may," "plan," "possible," "project," "should," "will," "would" and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Crescent will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Crescent’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, Crescent’s limited operating history, including with respect to clinical trials, Crescent’s historical losses and any future ability to generate revenue, Crescent’s ability to raise capital to support its business plans, risks associated with clinical development and regulatory approval, risks related to Crescent’s intellectual property, Crescent’s reliance on third parties, including to help develop its product candidates and run its clinical trials, as well as to manufacture its product candidates, Crescent’s dependence on key personnel, Crescent’s estimates of market opportunity may prove to be inaccurate, significant disruptions of information technology systems or breaches of data security, litigation and regulatory risks, as well as those factors more fully described in Crescent’s most recent filings with the Securities and Exchange Commission (including its Quarterly Report on Form 10-Q), and Crescent’s other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of Crescent’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Crescent does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Crescent.

Crescent Biopharma, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025	Period from September 19, 2024 (Inception) Through September 30, 2024
Operating expenses
Research and development	$20,347	$43,059	$2,473
General and administrative	5,538	18,081	158
Total operating expenses	25,885	61,140	2,631
Loss from operations	(25,885)	(61,140)	(2,631)
Other income (expense)	1,278	(405)	—
Net loss and comprehensive loss	$(24,607)	$(61,545)	$(2,631)

Net loss per share attributable to ordinary shareholders, basic and diluted	$(1.27)	$(7.89)	$(3.60)
Net loss per share attributable to Series A non-voting convertible preferred shareholders, basic and diluted	$(1,266.44)	$(7,891.38)	$—

Weighted-average ordinary shares outstanding used in computing net loss per share to ordinary shareholders, basic and diluted	16,540,771	6,640,402	730,092
Weighted-average Series A non-voting convertible preferred shares outstanding used in computing net loss per share to Series A non-voting convertible preferred shareholders, basic and diluted	2,890	1,160	—

Summary Balance Sheet Data
(in thousands)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Cash	$133,265	$34,766
Other assets	5,004	851
Total Assets	$138,269	$35,617
Liabilities and Shareholders' Equity (Deficit)
Liabilities	$21,628	$47,096
Shareholders' equity (deficit) and convertible preferred shares	116,641	(11,479)
Total liabilities and shareholders' equity (deficit)	$138,269	$35,617

References:
1. Xiong A, et al. Lancet. 2025; 405(10481):839-849.
2. Zhong T, et al. iScience. 2024; 28(3):111722.

Contact:
Amy Reilly
Chief Communications Officer
amy.reilly@crescentbiopharma.com
617-465-0586